Williams & Webster, P.C.
                   Certified Public Accountants
                    Seafirst Financial Center
                        601 West Riverside
                            Suite 1970
                 Spokane, Washington   99201-0611
                          (509) 838-5111
                          FAX (509) 5001



             Consent of Certified Public Accountants


Board of Directors
Royal Silver Mines, Inc.
Spokane, Washington


We consent to the use of our report dated December 13, 1996, on the financial statements of Royal Silver Mines, Inc. As of September 30, 1996, and the inclusion of our name under the headings "Selected Financial Data" and "Experts" in the Form SB-2
Registration Statement filed in February 1997.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

February 6, 1997